EXHIBIT 10.47

SECOND AMENDMENT
TO THE CLOVEST CORPORATION DIRECTOR DEFERRED

COMPENSATION PLAN AGREEMENT DATED NOVEMBER 14, 1996

This Amendment, made and entered into this 31st day of October, 2003, by and between Clovest Corporation, a corporation organized and existing under the laws of the State of California, hereinafter referred to as the “Corporation,” and Daniel N. Cunningham, a Director of the Corporation, hereinafter referred to as the “Director,” shall effectively amend the Director Deferred Compensation Agreement dated November 14, 1996, as specifically set forth herein pursuant to Article 9 of said agreement.

The agreement shall be amended as follows:

I.                                         Article 1, Section 1.1.4 titled, Distribution Date, shall be deleted in its entirety and replaced with the following:

1.1.4                        “Distribution Date”  means the later of the Director’s 75th birthday or Termination of Service.

II.                                     Article 5, Section 5.1.2, “Payment of Benefit” shall be deleted in its entirety and replaced with the following:

5.1.2 Payment of Benefit. The Company shall pay the benefit to the beneficiary in a lump sum within 30 days after the date of the Director’s death.

III.                                 Exhibit 1 to Deferred Fee Agreement, “Form of Benefit “ shall be deleted in its entirety and replaced with the following:

I elect to receive benefits under the Agreement in the following form:

[Initial One]

☐ Lump sum

☒ Equal monthly installments for 60  months.

I understand that I may not change the form of benefit elected, even if I later change the amount of my deferrals under the Agreement without written approval of the Board of Directors of Clovest Corporation.

This Amendment shall be effective from the date of inception of said agreements and Article 1.1.4, Article 5.1.2 and Form of Benefit referred to herinabove shall supersede Article 1.1.4, Article 5.1.2 and Form of Benefit of November 14, 1996 agreement.  To the extent that any term, provision, or paragraph of said agreement is not specifically amended herin, or in any other amendment thereto, said term, provision or paragraph shall remain in full force and effect as set forth in said November 14, 1996 agreement.

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

CLOVEST CORPORATION
Clovis, Ca

/s/ Rona Melkus	By:	/s/Daniel J. Doyle
Witness

/s/ Rona Melkus	/s/ Daniel N. Cunningham
Witness	Daniel N. Cunningham